Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18479) pertaining to the 2009 Equity Incentive Plan of OmniComm Systems Incorporated with respect to the consolidated financial statements for the years ended December 31, 2013 and 2012 of OmniComm Systems Incorporated included in the Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 2013.

Liggett, Vogt & Webb, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 8, 2014